UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2002

ASTORIA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22228	11-3170868

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:	(516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEMS 1 THROUGH 6 AND 8.	NOT APPLICABLE

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

The following Exhibits are furnished as part of this report:

99.1 Revised bar graph chart depicting Astoria Financial Corporation’s multifamily/commercial real estate loan originations for the years 1998 through 2001 and compounded annual growth rate. This material is being furnished herewith to correct the 1998 and 1999 multifamily/commercial real estate loan origination data and the compounded annual growth rate previously incorporated in the Company’s slide presentation and written material furnished to investors on January 30, 2002 at the Salomon Smith Barney 5th Annual Financial Services Conference.

ITEM 9.  REGULATION FD DISCLOSURE.

         Revised bar graph chart depicting Astoria Financial Corporation’s multifamily/commercial real estate loan originations of $209.4 million, $313.8 million, $314.5 million and $591.8 million for the years 1998, 1999, 2000 and 2001, respectively, and compounded annual growth of 41%. This material is being furnished herewith to correct the 1998 and 1999 loan origination data of $241.6 million and $346.0 million, respectively, and compounded annual growth rate of 35%, previously incorporated in the Company’s slide presentation and written material furnished to investors on January 30, 2002 at the Salomon Smith Barney 5th Annual Financial Services Conference.

         The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

/S/ Peter J. Cunningham

Peter J. Cunningham

First Vice President and

Director of Investor Relations

Dated:	February 5, 2002

EXHIBIT INDEX

Exhibit Number	Description

99.1	Revised bar graph chart depicting Astoria Financial Corporation’s multifamily/commercial real estate loan originations for the years 1998 through 2001 and compounded annual growth rate. This material is being furnished herewith to correct the 1998 and 1999 multifamily/commercial real estate loan origination data and the compounded annual growth rate previously incorporated in the Company’s slide presentation and written material furnished to investors on January 30, 2002 at the Salomon Smith Barney 5th Annual Financial Services Conference.

3